Exhibit 10.1
ESAB Corporation
2022 Omnibus Incentive Plan

(as amended and restated, effective as of May 8, 2025)

ESAB Corporation, a Delaware corporation, has established the ESAB Corporation 2022 Omnibus Incentive Plan, as amended and restated, effective as of May 8, 2025, as follows:

SECTION 1.        PURPOSE

The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and consultants, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

SECTION 2.        DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the respective meanings set forth below:

2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit, Substitute Award or Conversion Award under the Plan.

2.3    “Award Agreement” means any written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. An Award Agreement may be provided in any medium, including any electronic medium.

2.4    “Benefit Arrangement” has the meaning set forth in Section 15.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Business Combination” has the meaning set forth in Section 2.8(3).

2.7    “Cause” means, unless otherwise provided in an Award Agreement or other applicable written agreement with the Company: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by the Grantee (whether or not related to the Grantee’s relationship with the Company); (ii) an act of moral turpitude by the Grantee, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (iii) any breach by the Grantee of any material agreement with or of any material duty of the Grantee to the Company or any Subsidiary or Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iv) any act which constitutes a breach of the Grantee’s fiduciary duty towards the Company or an Affiliate or Subsidiary, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities that the Company or a Subsidiary does business with; (v) the Grantee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information); or (vi) any circumstances that constitute grounds for termination for cause under the Grantee’s Service Agreement with the Company or Affiliate, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Committee and shall be final and binding on the Grantee.

2.8    “Change in Control” means the occurrence of any of the following:

(1)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iv) any acquisition by any Person (or more than one Person acting as a group) that owns more than fifty (50) percent of the Company Common Stock or Voting Stock and acquires additional shares, or (v) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

(2)    individuals who, as of the date hereof, constitute the Board (as modified by this subsection (2), the “Incumbent Board”), cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in

Rule 14a-11 or Regulation 14 promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)    the (i) consummation of a reorganization, merger, amalgamation or consolidation of the Company with any other corporation or other entity or (ii) sale or other disposition by the Company of all or substantially all of the assets of the Company, including any transaction or series of related transactions in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of, or that accounted for more than 50% of the revenue of the Company for the fiscal year immediately preceding, the Company immediately prior to such acquisition or acquisitions (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%), respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(4)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

A “Change in Control” will be deemed to occur (i) with respect to a Change in Control pursuant to subsection (1) above, on the date that any Person becomes the beneficial owner of more than fifty percent (50%) of either the Company Common Stock or the Voting Stock, (ii) with respect to a Change in Control pursuant to subsection (2) above, on the date the members of the Incumbent Board first cease for any reason (other than death or disability) to constitute at least a majority of the Board, (iii) with respect to a Change in Control pursuant to subsection (3) above, on the date the applicable transaction closes and (iv) with respect to a Change in Control pursuant to subsection (4) above, on the date of the stockholder approval. Notwithstanding the foregoing provisions, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan either solely because of a change in control of any Subsidiary by which the Grantee may be employed. For any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

2.9    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10    "Colfax” means Colfax Corporation, a Delaware corporation, or its successors.

2.11    “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.

2.12    “Company” means ESAB Corporation, a Delaware corporation, or its successors.

2.13    “Company Common Stock” has the meaning set forth in Section 2.8(1).

2.14    “Conversion Award” means an Award granted pursuant to Section 15 of the Plan.

2.15    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.16    “Dividend Equivalent Right” and “Dividend Equivalent” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property in an amount equal in value to the dividends paid with respect to all or a specified number of shares of Stock, or other periodic payments.

2.17    “Effective Date” means April 4, 2022.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19    “Exercise Price” means (a) in the case of an Option, the amount for which a share of Stock may be purchased upon exercise of such Option, and (b) in the case of a Stock Appreciation Right, the per share of Stock amount which is subtracted from the Fair Market Value of a share of Stock in determining the amount payable upon exercise of such SAR.

2.20    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board or the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the average between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board or the Committee in good faith in a manner consistent with Code Section 409A.

2.21    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.22    “Full Value Award” means any Award, other than an Option or Stock Appreciation Right, that is settled by the issuance of shares of Stock (or, at the direction of the Committee, settled in cash or other consideration by reference to the value of shares of Stock).

2.23    “Grant Date” means the date on which the Board or Committee, as applicable, adopts a resolution or takes other appropriate action, granting an Award to a Service Provider or, if a later date is set forth in such resolution, then such later date as set forth therein.

2.24    “Grantee” means a person who receives or holds an Award under the Plan.

2.25    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26    “Incumbent Board” has the meaning set forth in Section 2.8(2).

2.27    “Minimum Vesting Requirements” means, notwithstanding any provision of this Plan to the contrary, on and after the Effective Date, not more than five percent (5%) of the aggregate number of shares of Stock that are available for grant under this Plan as of the Effective Date may be issued pursuant to Awards that have vested or were subject to Performance Measures that were settled in less than one (1) year following the

Grant Date of the applicable Award, subject, in each case to the Committee’s authority under this Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of a Change in Control, in the event of a Service Provider’s termination of employment or Service or otherwise as permitted by this Plan.

2.28    “Net Exercise” means a Grantee’s ability (if authorized by the Board or the Committee) to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares of Stock having an aggregate Fair Market Value equal to the sum of the aggregate Option Price therefor plus the amount of the Grantee’s tax withholding described in Section 19.3 (if any), whereupon the Company shall issue to the Grantee the net remaining number of shares of Stock after such deduction.

2.29    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.30    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan that is either an Incentive Stock Option or a Non-qualified Stock Option.

2.31    “Option Price” means the Exercise Price for each share of Stock subject to an Option.

2.32    “Other Agreement” has the meaning set forth in Section 16.

2.33    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.34    “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Performance Measures, either alone or in addition to any service or time-based conditions.

2.35    “Performance-Based Compensation” means compensation under an Award that is intended to constitute performance-based compensation within the meaning of Code Section 409A.

2.36    “Performance Measures” means one or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary, business unit or operation, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, and which may be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP measures, or such other objective performance measures as specified by the Committee.

2.37    “Performance Period” means the period of time not in excess of ten (10) years during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Performance Award.

2.38    “Performance Share” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39    “Performance Unit” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.40    “Person” has the meaning set forth in Section 2.8(1).

2.41    “Plan” means this ESAB Corporation 2022 Omnibus Incentive Plan, as the same may be amended from time to time.

2.42    [Reserved]

2.43    “Purchase Price” means the purchase price paid by a Grantee for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.44    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.45    “Repricing” and “Repriced” means any action, other than adjustment as provided in Section 18, lowering of the Option Price or SAR Exercise Price or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a cancellation of an Option or SAR when its Option Price or SAR Exercise Price exceeds the Fair Market Value of the underlying Stock and exchange for another Option, SAR or other Award or a cash payment.

2.46    “Restricted Period” has the meaning set forth in Section 10.2.

2.47    “Restricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.48    “SAR Exercise Price” means the per share Exercise Price of an SAR granted to a Grantee under Section 9 hereof.

2.49    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.50    “Service” means (i) such term as defined in an applicable Award Agreement, if the Award Agreement so defines such term, or (ii) if not defined in an applicable Award Agreement, service as a Service Provider to the Company or an Affiliate. Unless otherwise determined by the Committee, a Grantee’s change in position or duties, including any transition from service as an employee, officer, director or consultant to any other such status, and periods of leave following which a Service Provider is expected to return to service with the Company or an Affiliate shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Any periods of garden leave prior to a Service Provider’s termination of service with the Company or an Affiliate shall not be considered periods of “Service” hereunder, unless the Committee determines otherwise. The Committee may determine that any spin-off, divestiture, or sale of a Subsidiary, business or operation of the Company constitutes a cessation of Service with respect to any Service Provider principally engaged with or by such Subsidiary, business or operation, notwithstanding that such individual continues to provide services to or with respect to such Subsidiary, business or operation. Subject to the preceding, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive.

2.51    “Service Provider” means an employee, officer, director or consultant of the Company or an Affiliate.

2.52    “Share Counting” has the meaning set forth in Section 4.4.

2.53    “Stock” means the common stock, par value $0.001 per share, of the Company.

2.54    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.55    “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.56    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.57    “Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.58    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries, within the meaning of Section 422(b)(6) of the Code. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.59    “Total Available Shares” has the meaning set forth in Section 4.1.

2.60    “Unrestricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.61    “Voting Stock” has the meaning set forth in Section 2.8(1).

SECTION 3.        ADMINISTRATION OF THE PLAN

3.1    Board. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. The Board may take any action with respect to the Plan or any Award that the Committee is authorized to take pursuant to Section 3.2 below. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2    Committee. The Board hereby delegates to the Compensation Committee of the Board, which shall be the Committee hereunder until such time as a replacement Committee is so designated by the Board, such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and Section 3.3 below.

(i)    Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, and any successor thereto appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and who comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii)    The Board may also appoint one or more separate committees, each composed of one or more directors of the Company who need not be Outside Directors or one or more officers of the Company who need not be members of the Board, who may, within specified parameters, administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(iii)    The Committee may delegate to any appropriate officer or employee of the Company or an Affiliate responsibility for performing ministerial and administrative functions under the Plan.

(iv)    In the event that the Committee’s authority is delegated to any officer or employee in accordance with this Section 3.2, any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3    Committee Authority. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)    designate Grantees;

(ii)    determine the type or types of Awards to be made to a Grantee;

(iii)    determine the number of shares of Stock to be subject to an Award;

(iv)    subject to the Minimum Vesting Requirements, establish the terms, conditions, restrictions and other provisions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the grant, vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)    prescribe the form of each Award Agreement evidencing an Award, which need not be identical for each Grantee;

(vi)    grant Awards;

(vii)    establish performance conditions and goals for Performance Awards, and verify the level of performance attained with respect to such performance conditions and goals;

(viii)    adopt sub-plans or supplements to, or alternative versions of, the Plan as the Committee deems necessary or desirable to comply with laws or regulations or to accommodate the tax policy or custom of, foreign jurisdictions.

(ix)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement,

(x)    establish, adopt or revise rules, guidelines and policies for the administration of the Plan;

(xi)    amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award. In addition, notwithstanding anything in the Plan to the contrary, the Committee shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Committee may accelerate the vesting of Awards in the event of a Grantee’s death or Disability or as provided in Section 18 of the Plan; and

(xii)    make all other decisions and determinations, and take such other actions with respect to the Plan or any Award as the Committee shall deem necessary, appropriate or advisable for the administration of the Plan and any Award.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

3.4    Deferral Arrangement. The Board or the Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5    No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6    Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of shares of Stock under the Plan may be evidenced in such a manner as the Board or Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration on a non-certificated basis or issuance of one or more Stock certificates, subject to applicable law and the rules of the applicable stock exchange. Any reference to the issuance of Stock certificates to a Grantee shall be deemed to include any such issuance of the Stock. Except as other provided in an Award Agreement, no person shall have any interest in any shares of Stock under the Plan until such shares are recorded in the Company’s stock register as issued. In the event that the Committee determines in its discretion that the listing, qualification, registration or approval of shares available for issuance under the Plan is necessary, no shares of Stock shall be issuable under an Award Agreement unless such listing, qualification, registration or approval has been unconditionally obtained.

SECTION 4.        STOCK SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 18, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards (including Conversion Awards) granted under the Plan shall be 5,500,000 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).

4.2    Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,500,000 shares, subject to adjustment as provided in Section 18.

4.3    [Reserved]

4.4    Share Counting.

(i)    The number of shares of Stock covered by an Award, or to which an Award relates, shall be subtracted from the Total Available Shares reserve as of the Grant Date.

(ii)    To the extent an Award (including any Conversion Award) is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), any unissued or forfeited shares of Stock subject to the Award shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iii)    Any shares of Stock related to Awards that are settled in cash or other consideration in lieu of shares of Stock shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iv)    Shares of Stock withheld or deducted from an Award by the Company to satisfy tax withholding requirements relating to Options or Stock Appreciation Rights shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan, but shares of Stock withheld or deducted by the Company to satisfy tax withholding requirements relating to Full Value Awards shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan. Shares of Stock delivered by a Grantee to the Company to satisfy tax withholding requirements shall be treated in the same way as shares of Stock withheld or deducted from an Award as specified above for purposes of Share Counting under this Section 4.4.

(v)    If the full number of shares of Stock subject to an Option or a Stock-settled Stock Appreciation Right is not issued upon exercise of such Option or Stock Appreciation Right for any reason, including by reason of a net settlement or Net Exercise, all such shares of Stock that were covered by the exercised Option or SAR shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan.

(vi)    If the Exercise Price of an Option is satisfied by the Grantee delivering shares of Stock to the Company (by either actual delivery or attestation), such shares of Stock shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(vii)    To the extent that the full number of shares of Stock subject to a Performance Award (other than an Option or Stock Appreciation Right) is not issued by reason of failure to achieve maximum performance goals, the number of shares of Stock not issued shall be added back to the Total Available Shares reserve and shall be available again for issuance pursuant to Awards granted under the Plan.

(viii)    Shares of Stock repurchased on the open market with the proceeds of an Option exercise shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(ix)    Any Dividend Equivalent denominated in shares of Stock shall be counted against the Total Available Shares in such amount and at such time as the Dividend Equivalent first constitutes a commitment to issue shares of Stock.

(x)    Substitute Awards granted shall not count against the Total Available Shares reserve.

4.5    Source of Shares of Stock. Shares of Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares of Stock.

4.6    Fractional Shares of Stock. No fractional shares of Stock shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding down.

SECTION 5.        EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1    Effective Date. The Plan shall be effective on the Effective Date.

5.2    Term. The Plan shall terminate automatically on the ten (10) year anniversary of the later of (i) the Effective Date, and (ii) the date the Plan (or any amendment thereof) was most recently approved by stockholders, and may be terminated on any earlier date as provided in Section 5.3. Any Awards of Incentive Stock Options shall be granted within the time periods provided in Section 8.3. No termination of the Plan shall have any effect on any Awards then outstanding under the Plan.

5.3    Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded under the Plan, except to the extent (i) such action is expressly authorized under the terms of the Plan, including pursuant to Section 18, (ii) determined necessary or appropriate by the Committee to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, including to impose any “clawback” or recoupment provisions, or (iii) that the Committee determines that any such action is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

SECTION 6.        AWARD ELIGIBILITY AND LIMITATIONS

6.1    Service Providers. Subject to this Section 6, Awards may be made under the Plan to any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Board or the Committee shall determine and designate from time to time.

6.2    Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original date of grant; provided, that the Option Price or grant price is determined in accordance with the principles of Code Section 424, Code Section 409A, and the regulations thereunder. Substitute Awards may be granted (on such terms and conditions as the Committee determines appropriate) in assumption of, or in substitution or exchange for, stock and stock-based awards held by employees, directors and other service providers of another entity who, pursuant to an acquisition (whether by purchase, merger or other Change in Control) by the Company or an Affiliate, become employees, directors or other service providers of the Company or an Affiliate.

6.3    Limitation on Awards to Outside Directors. Subject to Section 15, the aggregate dollar value of equity-based and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed Six Hundred Twenty Five Thousand Dollars ($625,000); provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

SECTION 7.        AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such written or documented form or forms as the Board or the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

SECTION 8.        TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price. The Option Price of each Option shall be fixed by the Board or the Committee and stated in the Award Agreement evidencing such Option. Except for Substitute Awards and Conversion Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2    Vesting. Subject to Sections 8.3 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including conditions based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee and stated in the Award Agreement. Except for Substitute Awards, Conversion Awards and the Minimum Vesting Requirements exceptions, Options shall have a vesting period of at least twelve (12) months from the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3    Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such Option; provided, however, that (i) in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and (ii) such term shall be automatically extended by thirty (30) days (but to no longer than ten (10) years for any Option that intended to be an Incentive Stock Option or to no longer than five (5) years for any Option that intended to be an Incentive Stock Option and is granted to a Ten Percent Stockholder) in the event that the original term of the Option is set to expire during a closed window period applicable to the Grantee. Any Award of an Incentive Stock Option must be made prior to April 3, 2030.

8.4    Termination of Service. Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board or the Committee, need not be uniform among all Options granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5    Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

8.6    Method of Exercise. Subject to such rules and procedures as may be established by the Board or the Committee, the provisions of this Section 8.6 shall apply to the exercise of Options. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised; and, subject to Section 12, unless the Board or Committee in its discretion permits payment through a “cashless exercise” or Net Exercise procedure, shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, determine to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7    Rights of Holders of Options. An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid for and issued to the Grantee. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8    Delivery of Stock. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of the shares of Stock subject to the Option pursuant to Section 3.6.

8.9    Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10    Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11    Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed One Hundred Thousand Dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12    Notice of Disqualifying Disposition. If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

8.13    No Reloads. Award Agreements for Options shall not contain any provision entitling a Grantee to the automatic grant of additional Options in connection with the exercise of the original Option.

8.14    No Repricing. Except as contemplated by the provisions of Section 18, outstanding Options will not be repriced without the prior approval of the Company’s stockholders.

SECTION 9.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1    Right to Payment and Grant Price. A Stock Appreciation Right shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Board or the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of the SAR.

9.2    Other Terms. The Board or the Committee shall determine at the Grant Date, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding the foregoing, except for Substitute Awards, Conversion Awards and the Minimum Vesting Requirements exceptions, SARs shall have a vesting period of at least twelve (12) months from the Grant Date.

9.3    Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such SAR; provided, however, that such term shall be automatically extended by thirty (30) days in the event that the original term of the SAR is set to expire during a closed window period applicable to the Grantee.

9.4    Transferability of SARS. Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5    Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

9.6    No Repricing. Except as contemplated by the provisions of Section 18, outstanding Stock Appreciation Rights will not be repriced without the prior approval of the Company’s stockholders.

SECTION 10.    TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1    Grant of Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units shall be evidenced by an Award Agreement and may be made for no consideration (other than par value of the shares of Stock which is deemed paid by Services already rendered). Settlement of each Award of Stock Units shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee.

10.2    Restrictions; Minimum Vesting. At the time a grant of Restricted Stock or Stock Units is made, the Board or the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different Restricted Period. The Board or the Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period. Notwithstanding the foregoing, except for Substitute Awards, Conversion Awards and the Minimum Vesting Requirements exceptions, Awards of Restricted Stock or Stock Units subject solely to continued Service with the Company or an Affiliate shall have a vesting period of at least twelve (12) months from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board or the Committee with respect to such Restricted Stock or Stock Units.

10.3    Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or book-entry registered shares pursuant to Section 3.6 representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or such certificates or book-entry registered shares shall be delivered to the Grantee, provided, however, that such certificates or book-entry registered shares shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4    Rights of Holders of Restricted Stock. Unless the Board or the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board or the Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5    Rights of Holders of Stock Units.

(i)    Voting and Dividend Rights. Holders of Stock Units shall have no rights as stockholders of the Company. The Board or the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

(ii)    Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6    Purchase of Restricted Stock. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board or the Committee, in consideration for past Services rendered to the Company or an Affiliate.

10.7    Delivery of Stock. Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board or the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or book-entry registration for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit (or cash or other property, as applicable) has been delivered.

SECTION 11.    TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board or the Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board or the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

SECTION 12.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1    General Rule. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2    Surrender of Stock. To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3    Cashless Exercise; Net Exercise. With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by (i) delivery (on a form acceptable to the Board or the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or (ii) a Net Exercise.

12.4    Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 13.    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend

Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or at the end of any applicable vesting period, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board or the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or become payable unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights. Awards of Dividend Equivalent rights shall be subject to the Minimum Vesting Requirements.

SECTION 14.    TERMS AND CONDITIONS OF PERFORMANCE SHARES AND         PERFORMANCE UNITS AWARDS

14.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Board or Committee, at any time and from time to time, may grant Awards of Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Board or Committee shall determine.

14.2    Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject to the Award, the performance goals (which may be based on Performance Measures), the Performance Period applicable to the Award, any other conditions or restrictions on the Award (including any service- or time-based conditions), and such other terms and conditions as the Board or Committee, in its discretion, determines and as are consistent with this Plan. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

14.3    Performance Goals. Any grant of Performance Shares or Performance Units shall specify performance goals (which may include Performance Measures), which, if achieved, will result in payment or early payment of the Award. Each grant shall specify a minimum acceptable level of achievement of the performance goals and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above minimum level, but falls short of full achievement of the specified performance goals. Before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine the level of achievement of the performance goals.

14.4    Timing For Establishing Performance Goals. For Performance Awards other than Options that are intended to qualify as “performance-based compensation” for purposes of Code Section 409A, performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 409A and the regulations issued thereunder.

14.5    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.6    Performance Measures. Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, and/or any Affiliate as a whole or any business unit of the Company, any Subsidiary, and/or any Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select share price, including growth measures and total stockholder return as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals pursuant to the Performance Measures.

(i)    Evaluation of Performance. The Committee may provide in any Award Agreement that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) events or circumstances that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

(ii)    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may be adjusted upward or downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.7    Dividends and Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares or Performance Units, provide for payment of dividends or dividend equivalents to the Grantee either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on Grantee’s earning of the Performance Shares or Performance Units with respect to which such dividend equivalents or dividends are paid.

14.8    Minimum Vesting Requirements. Except for Substitute Awards, Conversion Awards and the Minimum Vesting Requirements exceptions, Awards of Performance Shares and Performance Units shall have a vesting period of at least twelve (12) months from the Grant Date.

SECTION 15.        CONVERTED COLFAX AWARDS

The Company is authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment and/or replacement of certain equity-based awards granted by Colfax prior to the separation of the Company from Colfax (the “Separation”) (collectively, the “Colfax Awards”). Notwithstanding any other provision of the Plan to the contrary, in accordance with a formula for conversion and/or replacement of the Colfax Awards as determined by the Company in a manner consistent with the Separation, the number of shares of Stock subject to a Conversion Award and the exercise price of any Conversion Award that is an Option shall be determined by the Committee.

SECTION 16.        PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any Award Agreement or other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

SECTION 17.        REQUIREMENTS OF LAW

17.1    General. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2    Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, to the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or the Committee (or a subcommittee thereof) that consists solely of two or more Outside Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or the Committee (or a subcommittee) meeting such requirements to the extent necessary for such exemption to remain available. To the extent that any provision of the Plan or action by the Board or the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 18.        ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

18.1    Mandatory Adjustments. In the event of an "equity restructuring" (as such term is defined in Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation — Stock Compensation"), including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits under Sections 4.1, 4.2, and 6.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, including: (a) adjustment of the number and kind of shares or securities that may be issued under the Plan; (b) adjustment of the number and kind of shares or securities subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Stock Options and Stock Appreciation Rights or the measure to be used to determine the amount of the benefit payable on an Award; (d) adjustment to market price-based performance goals or performance goals set on a per-Share basis; and (e) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Stock Options or SARs to the extent that it causes such Stock Options or SARs to provide for a deferral of compensation subject to Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (a stock split), a dividend payable in Shares, or a combination or consolidation of the outstanding Common Stock into a lesser number of Shares, the authorization limits under Sections 4.1, 4.2 and 6.4 shall automatically be adjusted proportionately, and the Shares then subject to each outstanding Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate Exercise Price therefor.

18.2    Discretionary Adjustments. Upon the occurrence or in anticipation of any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, or any transaction described in Section 18.1, in addition to any of the actions described in Section 18.1, the Committee may, in its sole discretion, provide: (a) that Awards will be settled in cash rather than Shares; (b) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised; (c) that Awards will be equitably converted, adjusted or substituted in connection with such transaction; (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award; (e) that performance targets and Performance Periods for Performance Awards will be modified; or (f) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

18.3    No Fractional Shares, etc. After giving effect to any adjustment pursuant to the provisions of this Section 18, the number of Shares subject to any Award denominated in whole Shares shall always be a whole number, unless otherwise determined by the Committee. Any discretionary adjustments made pursuant to the provisions of this Section 18 shall be subject to the provisions of Section 5. To the extent any adjustments made pursuant to this Section 18 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Stock Options shall be deemed to be Non-Qualified Stock Options.

18.4    No Limitations on Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

SECTION 19.        GENERAL PROVISIONS

19.1    Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2    Nonexclusivity of the Plan. Neither the adoption of the Plan nor any submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt or continue in effect such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.3    Withholding Taxes. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the maximum amount to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares, or such amount that will not cause an adverse accounting consequence or cost to the Company. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Grantee agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

19.4    Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5    Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion.

19.6    Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8    Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9    Section 409A of the Code. The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant.

19.10    Clawback/Recoupment. To the extent required by applicable law or any Company policy adopted pursuant to applicable securities exchange listing standards (including, without limitation, Section 10D of the Exchange Act and any rules promulgated thereunder), or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback or recoupment policies or procedures adopted by the Company, which policies or procedures may provide for forfeiture, cancellation, repurchase and/or recoupment of Awards and amounts or compensation received or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Grantee or beneficiary of any Award, to adopt such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.